As filed with the Securities and Exchange Commission on June 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

StoneCo Ltd.

(Exact Name of Registrant as specified in its charter)

The Cayman Islands		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
4th Floor, Harbour Place 103 South Church Street, P.O. Box 10240 Grand Cayman, KY1-1002, Cayman Islands +55 (11) 3004-9680
(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

StoneCo Ltd. Long-Term Incentive Plan
(Full title of the plans)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, New York 10168 (212) 947-7200
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Byron B. Rooney, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Class A common shares, par value US$0.000079365 per share
- Reserved for issuance under the StoneCo Ltd. Long-Term Incentive Plan	4,070,000	$64.17 (2)	$261,171,900 (2)	$28,493.85
(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers Class A common shares, par value US$0.000079365 per share (“Class A Common Shares”), of StoneCo Ltd. (the “Registrant”) issuable pursuant to the StoneCo Ltd. Long-Term Incentive Plan, as amended and restated May 20, 2021 (as amended, the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Class A Common Shares that become issuable under the Plan by reason of any share dividend, share split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act on the basis of the average of the high and low prices reported for a Class A Common Share on the NASDAQ Global Select Market on June 4, 2021.

(3)	Rounded up to the nearest penny in U.S. dollars.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register additional Class A Common Shares for issuance under the Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 29, 2019 (Registration No. 333-230629) and April 7, 2021 (Registration No. 333-255108).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number
4	Amended and Restated Articles of Association of StoneCo Ltd. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-227634) filed with the Commission on October 16, 2018)
5	Opinion of Maples and Calder, Cayman Islands counsel of StoneCo Ltd., as to the validity of the Class A Common Shares (filed herewith)
23.1	Consent of Maples and Calder, Cayman Islands counsel of StoneCo Ltd. (included in Exhibit 5)
23.2	Consent of Ernst & Young Auditores Independentes S.S., an independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99	StoneCo Ltd. Long-Term Incentive Plan, as amended and restated May 20, 2021 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in São Paulo, Brazil, on this 7th day of June, 2021.

StoneCo Ltd.

By:	/s/ Marcelo Bastianello Baldin
Name:	Marcelo Bastianello Baldin
Title:	Vice President, Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thiago dos Santos Piau and Marcelo Baldin as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thiago dos Santos Piau	Chief Executive Officer and Director	June 7, 2021
Thiago dos Santos Piau	(Principal Executive Officer)

/s/ Marcelo Bastianello Baldin	Vice President, Finance	June 7, 2021
Marcelo Bastianello Baldin	(Principal Financial Officer and Principal Accounting Officer)

/s/ André Street de Anguiar	Director	June 7, 2021
André Street de Anguiar

/s/ Danielle Goncalves de Almeida Machado	Director	June 7, 2021
Danielle Goncalves de Almeida Machado
(acting as the Alternate Director to Eduardo Pontes)

/s/ Roberto Moses Thompson Motta	Director	June 7, 2021
Roberto Moses Thompson Motta

Director
Thomas A. Patterson

/s/ Ali Mazanderani	Director	June 7, 2021
Ali Mazanderani

/s/ Silvio José Morais	Director	June 7, 2021
Silvio José Morais

/s/ Luciana Ibiapina Lira Aguiar	Director	June 7, 2021
Luciana Ibiapina Lira Aguiar

/s/ Pedro Franceschi	Director	June 7, 2021
Pedro Franceschi

/s/ Mateus Scherer Schwening	Director	June 7, 2021
Mateus Scherer Schwening

Signature	Title	Date

/s/ Colleen A. De Vries	Senior Vice President	June 7, 2021
Colleen A. De Vries Senior Vice President on behalf of Cogency Global Inc.	on behalf of Cogency Global Inc., Authorized U.S. Representative